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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2004 relating to the consolidated financial statements and consolidated financial statement schedules of Walter Industries, Inc. and its subsidiaries, which appears in the Walter Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP

Tampa, FL
April 21, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS